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                                 AMENDMENT NO. 2
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                             (INVESTOR CLASS SHARES)

     The Amended and Restated Master Distribution Plan (the "Plan"), effective July 1, 2004, pursuant to Rule 12b-1, is hereby amended, effective November 30, 2004, as follows:

WHEREAS, the parties desire to amend the Plan to reflect the addition of AIM Capital Development Fund Investor Class shares;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.

AIM EQUITY FUNDS

                                     MINIMUM
                                      ASSET
                                      BASED    MAXIMUM    MAXIMUM
                                      SALES    SERVICE   AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES     CHARGE     FEE        FEE
---------------------------------    -------   -------   ---------
AIM Blue Chip Fund                    0.00%     0.25%      0.25%
AIM Capital Development Fund          0.00%     0.25%      0.25%
AIM Large Cap Basic Value Fund        0.00%     0.25%      0.25%

AIM INTERNATIONAL MUTUAL FUNDS

                                     MINIMUM
                                      ASSET
                                      BASED    MAXIMUM    MAXIMUM
                                      SALES    SERVICE   AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES     CHARGE     FEE        FEE
---------------------------------    -------   -------   ---------
AIM International Core Equity Fund    0.00%     0.25%      0.25%

AIM SECTOR FUNDS

                                     MINIMUM
                                      ASSET
                                      BASED    MAXIMUM    MAXIMUM
                                      SALES    SERVICE   AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES     CHARGE     FEE        FEE
---------------------------------    -------   -------   ---------
AIM Energy Fund                       0.00%     0.25%      0.25%
AIM Financial Services Fund           0.00%     0.25%      0.25%
AIM Gold & Precious Metals Fund       0.00%     0.25%      0.25%
AIM Health Sciences Fund              0.00%     0.25%      0.25%
AIM Leisure Fund                      0.00%     0.25%      0.25%

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AIM Utilities Fund                    0.00%     0.25%      0.25%

AIM STOCK FUNDS

                                     MINIMUM
                                      ASSET
                                      BASED    MAXIMUM    MAXIMUM
                                      SALES    SERVICE   AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES     CHARGE     FEE        FEE
---------------------------------    -------   -------   ---------
AIM Mid Cap Stock Fund                0.00%     0.25%      0.25%
AIM S&P 500 Index Fund                0.00%     0.25%      0.25%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: November 30, 2004

                                       2